SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 2004
                                                 ..............

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

             Florida                   1-9109               No. 59-1517485
................................     ............          ....................
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation or organization)      File Number)          Identification No.)

  880 Carillon Parkway, St. Petersburg, Florida  33716
.........................................................
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (727) 567-1000
                                                   ..............

_____________________________________________________________

(Former name or former address, if changed since last report.

Item 5.  Other Events

Raymond James Financial, Inc. issued a press release, dated May 21, 2004, announcing its quarterly dividend on the Company's common stock and an increase in the authorization to purchase the Company’s stock. A copy of such press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

_________May 21, 2004__________
        (Date)

RAYMOND JAMES FINANCIAL, INC.

BY: /s/ Thomas A. James
        Thomas A. James
       Chairman and Chief
       Executive Officer

BY: /s/ Jeffrey P. Julien
        Jeffrey P. Julien
    Senior Vice President - Finance
      and Chief Financial Officer

Exhibit 99.1

May 21, 2004                                                               FOR IMMEDIATE RELEASE

Release No. 1103-10

RAYMOND JAMES FINANCIAL BOARD

DECLARES QUARTERLY DIVIDEND

            ST. PETERSBURG, Fla. – The Raymond James Financial Board of Directors Thursday authorized a quarterly cash dividend of $0.07 per share, payable July 14 to shareholders of record June 28. This is the 18th consecutive year in which Raymond James Financial has paid its shareholders a dividend.

            The board also revised the outstanding authorization to repurchase a fixed number of shares and authorized up to $75 million for the purchase of the company’s stock from time to time. At the current market price, this more than doubles the number of shares that management may repurchase at its discretion.

            Raymond James Financial (NYSE-RJF) provides financial services to individuals, corporations and municipalities through its three wholly owned investment firms, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., which have more than 5,000 financial advisors serving 1.3 million accounts in 2,200 locations throughout the United States and internationally. In addition, total client assets are currently over $100 billion, of which more than $21 billion are managed by the firm’s asset management subsidiaries.

For further information, please contact
Mike White at 727-567-2824.

Please visit the Raymond James Press Center at www.RaymondJames.com/media.